Exhibit 99.1

Press release

RBC Bearings Incorporated Announces Fiscal 2023 Second Quarter Results

Oxford, CT – November 10, 2022 – RBC Bearings Incorporated (NYSE: RBC, RBCP), a leading international manufacturer of highly engineered precision bearings, components and essential systems for the industrial, defense and aerospace industries, today reported results for the second quarter of fiscal 2023.

Key Highlights

●	Second quarter net sales of $369.2 million increased 129.4% over last year; organic net sales up 9.9%.

●	Industrial segment organic net sales up 7.9% and Aerospace/Defense segment net sales up 11.4%.

●	Second quarter EBITDA of 28.4% vs last year EBITDA of 26.1%; adjusted EBITDA of 29.5% vs last year adjusted EBITDA of 28.2%.

●	Second quarter GAAP diluted EPS $1.31, adjusted diluted EPS $1.93.

Second Quarter Financial Highlights

	Fiscal 2023		Fiscal 2022		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$369.2		$160.9		129.4%
Gross margin	$151.1	$151.1	$62.5	$63.4	142.0%	138.4%
Gross margin %	40.9%	40.9%	38.8%	39.4%
Operating income	$72.0	$76.0	$16.6	$20.0	334.5%	280.2%
Operating income %	19.5%	20.6%	10.3%	12.4%
Net income/(loss)	$43.8	$61.9	$(1.4)	$30.5	3,339.8%	103.2%
Net income/(loss) available to common stockholders	$38.1	$56.2	$(1.9)	$29.9	2,143.6%	87.5%
Diluted EPS	$1.31	$1.93	$(0.07)	$1.16	1,971.4%	66.4%

(1)	Results exclude items in reconciliation below.

Six Month Financial Highlights

	Fiscal 2023		Fiscal 2022		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$723.2		$317.1		128.1%
Gross margin	$292.3	$292.3	$126.2	$127.2	131.5%	129.9%
Gross margin %	40.4%	40.4%	39.8%	40.1%
Operating income	$136.5	$144.3	$45.9	$49.9	197.4%	189.3%
Operating income %	18.9%	19.9%	14.5%	15.7%
Net income	$81.2	$119.5	$22.7	$61.5	258.1%	94.3%
Net income available to common stockholders	$69.7	$108.0	$22.2	$61.0	214.5%	77.1%
Diluted EPS	$2.40	$3.72	$0.87	$2.38	175.9%	56.3%

(1)	Results exclude items in reconciliation below.

“We are pleased to report that revenues in our second quarter were strong in both the industrial and aerospace sectors,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “In addition, excellent execution by our manufacturing base coupled with better supply chain performance produced these record breaking operating results.”

Second Quarter Results

Net sales for the second quarter of fiscal 2023 were $369.2 million, an increase of 129.4% from $160.9 million in the second quarter of fiscal 2022, including 9.9% growth in organic net sales. Net sales for our Industrial segment increased 290.7%, including sales of approximately $192.3 million from Dodge, while our Aerospace/Defense segment increased 11.4%. Gross margin for the second quarter of fiscal 2023 was $151.1 million compared to $62.5 million for the same period last year.

SG&A for the second quarter of fiscal 2023 was $57.5 million, an increase of $17.3 million from $40.2 million for the same period last year. As a percentage of net sales, SG&A was 15.6% for the second quarter of fiscal 2023 compared to 25.0% for the same period last year.

Other operating expenses for the second quarter of fiscal 2023 totaled $21.6 million compared to $5.7 million for the same period last year. For the second quarter of fiscal 2023, other operating expenses included $16.8 million of amortization of intangible assets, $4.0 million of costs associated with the Dodge acquisition, and $0.8 million of other items. For the second quarter of fiscal 2022, other operating expenses consisted primarily of $2.8 million of amortization of intangible assets, $1.4 million of acquisition costs, $1.1 million of restructuring costs and related items, and $0.4 million of other costs.

Operating income for the second quarter of fiscal 2023 was $72.0 million compared to $16.6 million for the same period last year. Excluding approximately $4.0 million of acquisition related costs, adjusted operating income for the second quarter of fiscal 2023 was $76.0 million; excluding $2.0 million of other restructuring charges and related items and $1.4 million of acquisition costs, adjusted operating income for the second quarter of fiscal 2022 was $20.0 million. Adjusted operating income as a percentage of net sales was 20.6% for the second quarter of fiscal 2023 compared to 12.4% for the same period last year.

Interest expense, net, was $18.3 million for the second quarter of fiscal 2023 compared to $15.8 million for the same period last year.

Income tax expense for the second quarter of fiscal 2023 was $9.7 million compared to $2.4 million for the same period last year. The effective income tax rate for the second quarter of fiscal 2023 was 18.1% compared to 223.5% for the same period last year. The fiscal 2023 second quarter income tax expense included $2.4 million of tax benefits from share-based stock compensation and $0.2 million of other items. Income tax expense for the second quarter of fiscal 2022 included $1.9 million of tax expense primarily associated with the establishment of a valuation allowance on a capital loss carryforward and $0.1 million of other items partially offset by $0.1 million of tax benefits from share-based stock compensation.

Net income for the second quarter of fiscal 2023 was $43.8 million compared to a net loss of $1.4 million for the same period last year. On an adjusted basis, net income was $61.9 million for the second quarter of fiscal 2023 compared to $30.5 million for the same period last year. Net income available to common stockholders for the second quarter of fiscal 2023 was $38.1 million compared to a net loss of $1.9 million for the same period last year. On an adjusted basis, net income available to common stockholders for the second quarter of fiscal 2023 was $56.2 million compared to $29.9 million for the same period last year.

Diluted EPS for the second quarter of fiscal 2023 was $1.31 compared to a loss of $0.07 for the same period last year. On an adjusted basis, diluted EPS was $1.93 for the second quarter of fiscal 2023 compared to $1.16 for the same period last year.

Backlog as of October 1, 2022 was $653.2 million compared to $456.7 million as of October 2, 2021 and $635.7 million as of July 2, 2022.

Interest Rate Swap

On October 28, 2022, the Company entered into a three-year USD-denominated interest rate swap (“the Swap”) from a third-party financial counterparty under our existing credit agreement. The Swap was executed to protect the Company from interest rate volatility on our variable-rate Term Loan Facility. The Swap has an effective date of December 30, 2022 and is comprised of a $600.0 million notional with a maturity of three years. RBC will receive a variable rate based on one-month USD-SOFR CME Term and will pay a fixed rate of 4.455%. The notional on the Swap will amortize as follows:

Year 1: $600.0 million

Year 2: $400.0 million

Year 3: $100.0 million

Outlook for the Third Quarter Fiscal 2023

The Company expects net sales to be approximately $348.0 million to $360.0 million in the third quarter of fiscal 2023, compared to $267.0 million last year, a growth rate of 30.4% to 34.9%. Keep in mind our third quarter on average has less production days than the fourth quarter.

Live Webcast

RBC Bearings Incorporated will host a webcast on Thursday, November 10th at 11:00 a.m. ET to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 877-407-4019 (international callers dial +1 201-689-8337) and provide conference ID # 13733525. An audio replay of the call will be available from 2:00 p.m. ET November 10th, 2022, until 2:00 p.m. ET November 24th, 2022. The replay can be accessed by dialing 877-660-6853 (international callers dial +1 201-612-7415) and providing conference ID # 13733525. Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

Adjusted Operating Income

Adjusted operating income excludes acquisition expenses including the impact of acquisition-related fair value adjustments in connection with purchase, restructuring and other similar charges, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses. We believe that adjusted operating income is useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude non-cash expenses for amortization related to acquired intangible assets, stock compensation, amortization of deferred finance fees, acquisition expenses including the impact of acquisition-related fair value adjustments in connection with purchase, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

EBITDA

EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization and stock compensation expense. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is the term we use to describe EBITDA adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage," as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and is utilized when making key investment decisions and evaluating us against peers.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings, components and essential systems. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, the COVID-19 pandemic, geopolitical factors, future levels of aerospace/defense and industrial market activity, future financial performance, our debt leverage, the integration of our recent Dodge acquisition, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, the Company’s ability to meet its debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report filed on Form 10-K/A. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contacts

RBC Bearings

Robert Sullivan

203-267-5014

Rsullivan@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com

RBC Bearings Incorporated

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 1,	October 2,	October 1,	October 2,
	2022	2021	2022	2021
Net sales	$369,167	$160,900	$723,247	$317,105
Cost of sales	218,020	98,436	430,948	190,868
Gross margin	151,147	62,464	292,299	126,237

Operating expenses:
Selling, general and administrative	57,519	40,223	113,347	71,435
Other, net	21,611	5,667	42,465	8,915
Total operating expenses	79,130	45,890	155,812	80,350

Operating income	72,017	16,574	136,487	45,887

Interest expense, net	18,332	15,770	34,131	16,089
Other non-operating (income)/expense	184	(291)	951	(756)
Income before income taxes	53,501	1,095	101,405	30,554
Provision for income taxes	9,699	2,447	20,165	7,868
Net income/(loss)	43,802	(1,352)	81,240	22,686
Preferred stock dividends	5,750	510	11,500	510
Net income/(loss) available to common stockholders	$38,052	$(1,862)	$69,740	$22,176

Net income/(loss) per share available to common stockholders:
Basic	$1.32	$(0.07)	$2.43	$0.88
Diluted	$1.31	$(0.07)	$2.40	$0.87

Weighted average common shares:
Basic	28,758,403	25,500,393	28,714,445	25,260,728
Diluted	29,093,791	25,500,393	29,020,403	25,632,845

	Three Months Ended		Six Months Ended
Reconciliation of Reported Gross Margin to Adjusted Gross Margin:	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Reported gross margin	$151,147	$62,464	$292,299	$126,237
Restructuring and consolidation	-	929	-	929
Adjusted gross margin	$151,147	$63,393	$292,299	$127,166

	Three Months Ended		Six Months Ended
Reconciliation of Reported Operating Income to Adjusted Operating Income:	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Reported operating income	$72,017	$16,574	$136,487	$45,887
Transaction and related costs	(15)	1,433	67	1,433
Transition services	3,999	-	7,704	-
Restructuring and consolidation	17	1,987	17	2,544
Adjusted operating income	$76,018	$19,994	$144,275	$49,864

	Three Months Ended		Six Months Ended
Reconciliation of Reported Net Income/(Loss) Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders:	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Reported net income/(loss)	$43,802	$(1,352)	$81,240	$22,686
Transaction and related costs	(15)	16,903	67	16,903
Transition services	3,999	-	7,704	-
Restructuring and consolidation	17	1,987	17	2,544
Foreign exchange translation loss/(gain)	(254)	79	(417)	92
M&A related amortization	16,145	2,054	32,556	4,135
Stock compensation expense	4,354	16,773	8,173	23,955
Amortization of deferred finance fees	2,040	106	4,338	212
Tax impact of adjustments and other tax matters	(8,183)	(6,092)	(14,221)	(9,045)
Adjusted net income	$61,905	$30,458	$119,457	$61,482

Preferred stock dividends	5,750	510	11,500	510

Adjusted net income available to common stockholders	$56,155	$29,948	$107,957	$60,972

Adjusted net income per common share available to common stockholders:
Basic	$1.95	$1.17	$3.76	$2.41
Diluted	$1.93	$1.16	$3.72	$2.38

Weighted average common shares:
Basic	28,758,403	25,500,393	28,714,445	25,260,728
Diluted	29,093,791	25,869,028	29,020,403	25,632,845

	Three Months Ended		Six Months Ended
Reconciliation of Reported Operating Income to EBITDA to Adjusted EBITDA:	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Reported operating income	$72,017	$16,574	$136,487	$45,887
Depreciation and amortization	28,426	8,645	57,068	16,857
Stock compensation expense	4,354	16,773	8,173	23,955
EBITDA	$104,797	$41,992	$201,728	$86,699
Transaction and related costs	(15)	1,433	67	1,433
Transition services	3,999	-	7,704	-
Restructuring and consolidation	17	1,987	17	2,544
Adjusted EBITDA	$108,798	$45,412	$209,516	$90,676

	Three Months Ended		Six Months Ended
	October 1,	October 2,	October 1,	October 2,
Selected Financial Data:	2022	2021	2022	2021
Cash provided by operating activities	$29,345	$40,181	$88,380	$93,474

Capital expenditures	$15,219	$3,515	$23,076	$6,882

Total debt			$1,522,114	$7,605

Cash and marketable securities			$88,495	$297,481
Cash from equity offerings			-	1,051,130
Total cash			$88,495	$1,348,611

Total debt minus cash and marketable securities			$1,433,619	$(1,341,006)

Repurchase of common stock			$5,999	$6,356

Backlog			$653,238	$456,741

	Three Months Ended		Six Months Ended
	October 1,	October 2,	October 1,	October 2,
Segment Data, Net External Sales:	2022	2021	2022	2021
Aerospace and defense segment	$103,548	$92,915	$202,947	$183,280
Industrial segment	265,619	67,985	520,300	133,825
Total net external sales	$369,167	$160,900	$723,247	$317,105